Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm


We  consent  to  the  references  to  our  firm  under  the captions  "Financial
Highlights" in the Prospectus, "Independent Registered Public Accounting Firm," and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference of our report, dated December 23, 2013, on the financial statements and financial highlights of Pioneer High Yield
Fund included in the Annual Report to Shareowners for the year ended
October 31, 2013 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 25 to the Registration Statement (Form
N-1A, No. 333-90789) of Pioneer High Yield Fund.


							/s/ ERNST & YOUNG LLP

Boston, Massachusetts
February 24, 2014